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                                                                       EXHIBIT J

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated August 29, 2003, relating to the financial statements and financial highlights which appear in the July 31, 2003 Annual Report to Shareholders of the funds comprising the iShares Goldman Sachs Series Funds and the iShares MSCI EAFE Index Fund (the "Funds"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
November 25, 2003